EXHIBIT 10.24

                       EVEREST REINSURANCE HOLDINGS, INC.
                     SENIOR EXECUTIVE CHANGE OF CONTROL PLAN
                     ---------------------------------------


I.       PURPOSE
         -------

         The purpose of this Plan is to encourage eligible key senior executives of Everest Reinsurance Holdings, Inc. ("Holdings") and its subsidiaries (hereinafter Holdings and its subsidiaries, the "Company") to continue their employment with the Company by establishing a program governing the circumstances under which certain benefits will be provided in the event there is a material change in control of Holdings and/or Everest Reinsurance Company ("Ev Re").

II.      ELIGIBILITY
         -----------

         Senior executives of the Company who receive written notice from the Compensation Committee of the Board of Directors of Holdings (the
         "Committee") that they have been selected for coverage under the Plan and the level of coverage provided shall thereafter be eligible for the benefits to be provided under the Plan in the event that a "Material Change" (as defined herein) takes place at any time that they are Participants in the Plan and for a period of two years after a Material Change takes place. Participation in the Plan shall cease upon any of the following events: (i) the Participants' employment with the Company terminates under circumstances not following a Material Change; (ii) the Plan terminates in accordance with Article VIII hereof; and
         (iii) the Participant receives thirty (30) days written notice from the Committee that he or she is no longer eligible to participate in the Plan, provided, however, that such written notice shall not be effective (a) for a period of two years after a Material Change and (b) during any period of time when the Board of Directors of Holdings or the Committee is aware of any circumstance which could reasonably be expected to result in a Material Change.

III.     CHANGE OF CONTROL BENEFITS
         --------------------------

         A.     If  within  two  years of a Material  Change:  (i) a Participant terminates his or her employment with the Company for "Good Reason" (as defined herein), or (ii) the Company terminates Participant's employment for any reason other than for "Due Cause" (as defined herein): (a) all of Participant's outstanding stock options granted under Holdings stock incentive plans shall vest immediately, be automatically exercisable and remain exercisable for three months following the termination of employment, notwithstanding any provisions to the contrary in the applicable award agreement(s) between a Participant and Holdings; (b) all restrictions on Participant's restricted stock awarded under Holdings stock incentive plans shall terminate and lapse immediately notwithstanding any provisions to the contrary in the applicable award agreement(s) between a Participant and Holdings; (c) Participant shall continue to be covered under the Company's medical and dental insurance plans for a period of two years from the date of termination to the same extent and under the same terms and conditions as active employees of the Company; (d) Participant shall receive Special Retirement Benefits (as defined herein) as determined by the Committee and (e) Participant shall receive a "Cash Payment" (as defined herein) as determined by the
                Committee,  which   Cash  Payment   shall  be   payable  by  the

                Company to the Participant, in two substantially equal annual installments with the first installment paid on or before the thirtieth day following Participant's termination and the second installment paid on the next anniversary date of the first installment payment, unless the Participant elects to receive one discounted "Lump Sum Payment" (as defined herein), which election must be made in writing and received by the Committee prior to a Material Change.

         B. If the value of the benefits Participant would receive pursuant to Section III of the Plan (the "Change of Control Benefits"), combined with all other benefits Participant receives under other benefit plans, programs or compensation arrangements provided by Holdings or Ev Re, would cause the Participant to receive a "Parachute Payment" (as defined herein), the Company shall provide Participant with written notice that Participant's receipt of benefits hereunder and otherwise would result in Participant receiving a Parachute Payment. Such written notice shall specify the value of each benefit hereunder and the value of other benefits provided by Holdings or Ev Re, together with the method or methods used by the Company in calculating each such value. Upon receipt of such notice,
                Participant shall, within ten days, advise the Company in writing of the specific benefits Participant elects to have reduced by an amount necessary to reduce the value of the Change of Control Benefits to an amount that is one dollar less than the amount which would cause the value of the Change of Control Benefits to constitute a Parachute Payment, and the Change of Control Benefits shall be reduced accordingly. If the Company does not receive notice from the Participant within this ten day period, the Company shall automatically reduce the Cash Payment portion of the Change of Control Benefits.


IV.      DEFINITIONS
         -----------

         A.     Cash  Payment  means,  as  determined  by  the  Committee in its absolute discretion, an amount equal to 2 or 2.99 or any number between 2 and 2.99 multiplied by the average of the Participant's salary and annual incentive bonus for the three most recent taxable years (or such shorter period as may be applicable) ending prior to Participant's termination of employment.

         B. Due Cause means (a) repeated and gross negligence in fulfillment of, or repeated failure of Participant to fulfill, his or her material obligations as an employee of the Company, in either event after written notice thereof, (b) material willful misconduct by Participant in respect of his or her obligations as an employee of the Company, (c) conviction of any felony, or any crime of moral turpitude by a Participant or, (d) a material breach in trust committed in willful or reckless disregard of the interests of the Company or Holdings or undertaken for personal gain by a Participant.

         C. Good Reason means (i) a materially adverse change in the nature or status of participant's position or responsibilities with the Company; (ii) a reduction by the Company in Participant's base salary or benefits; or (iii) relocation of the

                Participant's  office  location  by more than 1 1/2 hours travel
                time  by  automobile  from   the  Participant's  current  office
                location.

         D. Lump Sum Payment means the amount equal to the present value of the Cash Payment, discounting the Cash Payment at the one year U.S. Treasury Bill rate.

         E. Material Change is defined as the occurrence of any of the following events:

                (i) A tender offer or exchange offer is made whereby the effect of such offer is to take over and control the affairs of Holdings or Ev Re, and such offer is consummated for the ownership of securities of Holdings or Ev Re representing twenty-five percent (25%) or more of the combined voting power of
                         Holdings'   or   Ev  Re's   then   outstanding   voting
                         securities.

                (ii) Holdings or Ev Re is merged or consolidated with another corporation and, as a result of such merger or consolidation, less than seventy-five percent (75%) of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of Holdings or Ev Re other than affiliates within the meaning of the Securities Exchange Act of 1934, as amended ("Exchange Act").

                (iii) Holdings or Ev Re transfers substantially all of its assets to another corporation or entity that is not a wholly owned subsidiary of Holdings or Ev Re.

                (iv) Any person (as such term is used in Sections 3(a) (9) and 13 (d) (3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of Holdings or Ev Re representing twenty-five  (25%)  or  more  of  the  combined  voting
                         power of Holdings' or Ev Re's then outstanding securities, and the effect of such ownership is to take over and control the affairs of Holdings or Ev Re.

                (v) As the result of a tender offer, merger, consolidation, sale of assets, or contested election, or any combination of such transactions, the persons who were members of the Holdings' Board of Directors or Ev Re's Board of Directors immediately before this transaction, cease to constitute at least a majority thereof.

         F. Parachute Payment shall have the meaning set forth in Section 280G of the Internal Revenue Code.

         G. "Participant" means an individual eligible to receive benefits under the Plan pursuant to Section II of the Plan.

         H. "Plan" means the Everest Reinsurance Holdings, Inc. Senior Executive Change of Control Plan.

         I. "Special Retirement Benefits" means the additional retirement benefits necessary (if any) so that the total retirement benefits a Participant receives will equal the retirement benefits he or she would have received had he or she continued in the employ of the Company for two years or such greater number of years as determined by the Committee in its absolute discretion for each Participant following his or her termination (or until his or her normal retirement date, whichever is earlier) (herein referred to as "Additional Years of Service"). Special Retirement Benefits will include all ancillary benefits, such as early retirement and survivor rights and benefits available at retirement, as well as benefits (if any) under the Everest Reinsurance Retirement Plan and any supplemental retirement plans adopted by the Company, or any successor or substitute plan or plans ("the Plans"). If a Participant's credited service with the Company plus the Additional Years of Service would result in vested benefits and/or eligibility for ancillary benefits or additional benefits under the Plans, the amount payable to the Participant or his or her beneficiaries shall equal the excess of the amount specified in paragraph (i) over that in paragraph (ii) below:

                (i) the total retirement benefits that would be paid to Participant or his or her beneficiaries, if the Additional Years of Service (or the period to his or her normal retirement date, if less) following his or her termination are added to his or her credited service under the Plans and his or her final average compensation is the same as his or her actual average compensation, including the Cash Payment as compensation for services rendered to the Company in the year of his or her termination;

                (ii) the total retirement benefits payable to Participant or his or her beneficiaries under the Plans.

                         All Special Retirement Benefits are provided on an unfunded basis and are not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code. All Special Retirement Benefits shall b e payable solely from the general assets of the Company and shall be paid at the same times as retirement benefits under the Plans are payable, in accordance with the payment terms of such Plans.

         IV.    GENERAL PROVISIONS
                ------------------

                A. The Plan shall be unfunded and payments under this Plan shall be paid from the general assets of the Company. Neither the Company, the Committee nor Holdings' Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan.

                B.       Payments   under   this   Plan   shall  be  subject  to
                         withholding   and    deductions   by   the  Company  in
                         accordance with applicable law or regulations.

                C. Nothing contained herein shall give any Participant the right to be retained in the employment of the Company or any successor, or affect the Company's right to dismiss any Participant at will.

                D. This Plan is not a term or condition of any individual's employment and no Participant shall have any legal right to payments hereunder except to the extent all conditions relating to the receipt of such payments have been satisfied.

                E. Nothing contained herein shall give Participant any right to any employee benefit upon termination of employment with the Company, except as specifically provided herein, required by law or provided by the terms of another employee benefit plan document relating to the treatment of former employees generally. Pursuant to the terms of the Everest Reinsurance Company Severance Plan for United States Employees a Participant who receives benefits under this Plan shall not be eligible for benefits under such Severance Plan.

                F. No person having a benefit under this Plan may assign, transfer or in any other way alienate the benefit, nor shall any benefit under this Plan be subject to garnishment, attachment, execution or levy of any kind. If a Participant dies while any amount is still payable pursuant to the Plan, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of the Plan to the Participant's designee or if there is no such designee, to the Participant's estate.

                G. In the event a Participant must initiate litigation to obtain or enforce any right or benefit to which he or she is entitled to under this Plan, the Company agrees to reimburse Participant for all legal fees and expenses reasonably incurred by him or her, provided, however, that a Participant agrees to repay all legal fees and expenses paid to him or her by the Company in the event that it is determined by a judgment of a court of competent jurisdiction that the Company has established that, under all the facts and circumstances, there was no reasonable basis for Participant's litigation. The Company agrees to pay as incurred, to the fullest extent permitted by law, all legal fees and expenses which a Participant may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or third parties of the validity or enforceability of, or liability under, any provision of this Plan. In addition, the Company agrees to pay pre-judgment interest on any money judgment obtained by Participant and to pay interest on any delayed payment calculated at the prime rate of interest as published in the Wall Street Journal in effect from time to time, from the date that payment to the Participant should have been made in accordance with the provisions of this Plan.

                H. In no event shall a Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to him or her under this Plan.

         VI.    ADMINISTRATION
                --------------

                This Plan shall be administered by the Committee.

         VII.   APPLICABLE LAW
                --------------

                This Plan and all action taken under it shall be governed as to validity, construction, interpretation and administration by the laws of the State of Delaware and applicable federal law.

         VIII.  AMENDMENT OR TERMINATION
                ------------------------

                The Board of Directors of Holdings or the Committee may amend, suspend or terminate the Plan or any portion thereof at any time, provided, however, that (i) for a period of two years after a Material Change and (ii) during any period of time when the Board of Directors of Holdings or the Committee is aware of any circumstance which could reasonably be expected to result in a Material Change, no amendment, suspension or termination may be adopted or effected that would adversely impact the rights under the Plan of any Participant who may become eligible for benefits as a result of a Material Change. Termination of this Plan shall not relieve Holdings or the Company from their respective obligations to Participants under this Plan relating to a Material Change which occurs prior to such termination.

         X.     EFFECTIVE DATE
                --------------

                The Plan shall become effective upon September 24, 1998.

         XI.    BINDING ON SUCCESSORS
                ---------------------

                Holdings shall take all necessary actions to insure that any successor, whether direct or indirect, by operation of law, by purchase, merger, consolidation, liquidation or otherwise, to substantially all of the business and/or assets of Holdings or Ev Re (sometimes referred to herein as the "successor/acquiror") expressly assumes the obligations of Holdings under this Plan. If Holdings does not make this Plan binding upon any successor/acquiror, Holdings shall reserve such amounts as are necessary to meet the obligations hereunder, from Holdings' general assets or from amounts otherwise realized or derived in connection with the transaction in which the successor/acquiror succeeds to control of Holdings or Ev Re.